SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☒ Filed by the Registrant	☐ Filed by a party other that the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2)

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

AEROSONIC CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filling fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value:

(5)

Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Date Filed:

AEROSONIC CORPORATION

1212 North Hercules Avenue

Clearwater, Florida  33765

July 12, 2005

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

Notice is hereby given that our Annual Meeting of Stockholders originally scheduled to be held on July 14, 2005 has been postponed until August 4, 2005.  The Annual Meeting will be held at the Tampa Marriot Waterside, 700 Florida Avenue, Tampa, Florida 33607 at 10:00 A.M., local time.  The postponement was necessary after the Company had become aware that a number of its stockholders had not received their proxy materials and in order to ensure that stockholders have sufficient time to properly evaluate the proposals set forth in the proxy materials and to register their votes for the Annual Meeting of Stockholders.

The record date for stockholders entitled to vote and the matters considered at the Annual Meeting will remain the same.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  David A. Baldini

David A. Baldini

President and Chief Executive Officer